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Exhibit 31.04

CERTIFICATION

I, Grant Williams, certify that:

          1.     I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of New Frontier Media, Inc.; and

          2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 30, 2012

/s/ GRANT WILLIAMS Grant Williams Chief Financial Officer (Principal Financial and Accounting Officer)

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  Exhibit 31.04
CERTIFICATION